Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

(Address of principal executive offices)

Amarin Corporation plc 2011 Stock Incentive Plan, as amended

(Full title of the plans)

John Thero

President and Chief Executive Officer

Amarin Corporation plc

c/o Amarin Pharma, Inc.

1430 Route 206

Bedminster, NJ 07921

(908) 719-1315

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael H. Bison

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Tel. (617) 570-1933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 50 pence each (1)	20,000,000(2)	$2.31(3)	$46,200,000(3)	$5,368.44

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 50 pence each (“Ordinary Shares”), of Amarin Corporation plc are registered on a separate registration statement. Each ADS represents one Ordinary Share.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the Amarin Corporation plc 2011 Stock Incentive Plan, as amended by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(i) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the ADSs, as reported on the Nasdaq Capital Market on July 23, 2015.

EXPLANATORY STATEMENT

In March 2015, the Board of Directors of Amarin Corporation plc (the “Company”) approved, subject to shareholder approval, an amendment (the “Plan Amendment”) to the Amarin Corporation plc 2011 Stock Incentive Plan (the “Plan”) which increased the aggregate number of Ordinary Shares authorized for issuance under the Plan by 20,000,000 Ordinary Shares. At the Company’s 2015 Annual General Meeting held on July 6, 2015, the Company’s shareholders approved the Plan Amendment. The contents of the Company’s Registration Statement on Form S-8 (File No. 333-176877) filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2011 and the Company’s Registration Statement on Form S-8 (File No. 333-183160) filed with the Commission on August 8, 2012, each relating to the Plan, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

Part I

The information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, as amended, and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Commission:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

2.	The Company’s annual Proxy Statement on Schedule 14A relating to its Annual General Meeting of shareholders, filed with the Commission on April 24, 2015 (with respect to those portions incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014);

3.	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015;

4.	The Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2015, February 3, 2015, March 3, 2015, March 11, 2015, March 30, 2015, April 28, 2015, May 7, 2015, May 29, 2015 and July 10, 2015; and

5.	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 19, 1993, including any amendment or report filed for the purpose of updating such description.

ITEM 8. EXHIBITS.

Exhibit No.	Description of Exhibit

4.1	Articles of Association of Amarin Corporation plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Securities Exchange Commission on August 8, 2013, File No. 000-21392).

4.2	Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities Exchange Commission on August 9, 2011, File No. 000-21392).

4.3	Amendment No. 1 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012, File No. 333-176897).

4.4	Amendment No. 2 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012, File No. 333-167897).

4.5	Amendment No. 3 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities Exchange Commission on February 28, 2012, File No. 333-167897).

4.6	Amendment No. 4 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s annual Proxy Statement on Schedule 14A relating to its Annual General Meeting of shareholders, filed with the Commission on April 24, 2015, File No. 000-21392).

*4.7	Amendment No. 5 to Amarin Corporation plc 2011 Stock Incentive Plan.

4.8	Form of Amended and Restated Deposit Agreement, dated as of November 4, 2011, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

4.9	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.10	Form of American Depositary Receipt evidencing ADSs (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*23.3	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bedminster, New Jersey, on July 24, 2015.

Amarin Corporation plc

By:	/s/ John F. Thero
John F. Thero, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Amarin Corporation plc, hereby severally constitute and appoint John F. Thero and Joseph T. Kennedy, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Thero	Director, President and Chief Executive	July 24, 2015
John F. Thero	Officer (Principal Executive Officer)

/s/ Michael J. Farrell	Vice President, Finance	July 24, 2015
Michael J. Farrell	(Principal Financial and Account Officer)

/s/ Lars G. Ekman, M.D., Ph.D.	Director	July 24, 2015
Lars G. Ekman, M.D., Ph.D.

/s/ James I. Healy, M.D., Ph.D.	Director	July 24, 2015
James I. Healy, M.D., Ph.D.

/s/ David Stack	Director	July 24, 2015
David Stack

/s/ Joseph S. Zakrzewski	Director	July 24, 2015
Joseph S. Zakrzewski

/s/ Jan van Heek	Director	July 24, 2015
Jan van Heek

/s/ Kristine Peterson	Director	July 24, 2015
Kristine Peterson

/s/ Patrick J. O’Sullivan	Director	July 24, 2015
Patrick J. O’Sullivan

/s/ John F. Thero	Authorized Representative in the U.S.	July 24, 2015
John F. Thero

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Articles of Association of Amarin Corporation plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Securities Exchange Commission on August 8, 2013, File No. 000-21392).

4.2	Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities Exchange Commission on August 9, 2011, File No. 000-21392).

4.3	Amendment No. 1 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012, File No. 333-176897).

4.4	Amendment No. 2 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012, File No. 333-167897).

4.5	Amendment No. 3 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities Exchange Commission on February 28, 2012, File No. 333-167897).

4.6	Amendment No. 4 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s annual Proxy Statement on Schedule 14A relating to its Annual General Meeting of shareholders, filed with the Commission on April 24, 2015, File No. 000-21392).

*4.7	Amendment No. 5 to Amarin Corporation plc 2011 Stock Incentive Plan.

4.8	Form of Amended and Restated Deposit Agreement, dated as of November 4, 2011, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

4.9	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.10	Form of American Depositary Receipt evidencing ADSs (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*23.3	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.